Exhibit 10.6

Financial Consulting Services Agreement

This letter (the “Agreement”), beginning on January 27, 2016 (the “Effective Date”) sets forth the terms and conditions by which Exactus BioSolutions (the “Company”) engage Kelley Wendt, CPA (the “Provider”), for consultancy services related but not limited to financial management.

1. Services.

(a) The Company hereby engages Provider to perform financial management services, including but not limited to: support in maintenance of current accounting systems, processes and policies and procedures necessary to maintain an effective accounting system, support in preparation of periodic reporting for accounts and financial statements, support in preparation of packages and schedules for audit team(s),  all in accordance with applicable government rules and regulations during the Term (as defined below) of the services set forth in this Agreement (the “Services”).

(b) All Services are to be provided in compliance with all laws, regulations and policies applicable to the Company, including those pertaining to any applicable regulatory laws(collectively, the “Laws”). Provider shall not act in any manner that would result in the Company breaching the Laws.

(c) The Company shall make available to Provider all information which Provider reasonably requests in connection with providing the Services, including, but not limited to, information with respect all financial information owned by the Company and any of its subsidiaries.

2. Fees and Expenses.

(a) The Company shall compensate Provider for its Services during the Term as follows:

(b) The Company shall pay Provider $125 per hour

(c) Company shall reimburse Provider for all reasonable out-of-pocket expenses incurred by Provider in performing Services under this Agreement (“Expenses”), including, without limitation, long distance telephone charges, overnight mailing and delivery charges, postage, printing, photocopying and travel. Provider shall travel coach class for all flights unless approved by Company in advance.  Any single expense over $500 will require approval of the Company in advance.

(d) All Payments will be made within 30 days of receipt of invoice from Provider.

3. Nature of Relationship.  Provider will act under this Agreement as an independent contractor. Nothing in this Agreement shall be deemed to create a fiduciary, agency, employment or joint venture relationship between Provider and the Company. Nothing in this Agreement shall be deemed to confer on any person or entity other than Provider and the Company or their respective successors and, to the extent expressly set forth herein, the Indemnified Parties (as defined in Section 6(a)), any relationship, rights or remedies under or by reason of this Agreement or of the Services to be rendered by Provider.

4. Term.

(a) This Agreement will terminate on June 30, 2014 (the “Expiration Date”), unless extended by the Company and Provider. The period during which this Agreement is in effect is referred to as the “Term”.

(b) If the Agreement is terminated by the Company prior to the Expiration Date other than for Cause (as defined below) and the effective date of termination is prior to end of a month, the Company shall pay Provider the Fee due for the full period which the effective date of termination falls.  In any event, upon the termination of this Agreement, the Company shall reimburse Provider for all expenses properly incurred by Provider which have not been previously reimbursed by the Company.

(c) (i) “Cause” means a material breach of the Agreement by Provider which has not been cured within 30 days after receipt by Provider of written notice of such material breach.

5. Confidentiality.

(a) Provider and any of its representatives, as defined below will not disclose to any other person or entity, or use for any purpose any information pertaining to the Company or any subsidiary of the Company which is either non-public, confidential or proprietary (“Information”) that Provider obtains or is given access to by the Company or one of its subsidiaries or any of their respective officers, directors, employees or agents (“Representatives”) during the Term of this Agreement. Information does not include information which (i) is now, or hereafter becomes, through no act or failure to act on the part of Provider, generally known or available to the public; (ii) was rightfully and legally acquired by Provider from a party having the right to disclose such information before receiving such information from the Company (or any of its subsidiaries or Representatives) and without restriction as to use or disclosure; (iii) is hereafter rightfully furnished to Provider by a third party, without restriction as to use or disclosure; (iv) is information which was independently developed by Provider without breach of any obligation of confidentiality; (v) is required to be disclosed pursuant to law, provided that Provider (A) gives the Company reasonable advance notice of such required disclosure so that the Company may seek an appropriate protective order or other remedy; (B) will not oppose, and will cooperate with, the Company at the Company’s expense in seeking such order or remedy and (C) will disclose only that portion of the Information which it is legally compelled to disclose; or (vi) is disclosed with the prior written consent of the Company. The provisions of this Section 5(a) shall survive the termination of this Agreement for a period of five years.

6. Indemnification.

(a) The Company hereby agrees to defend, indemnify and hold harmless  Provider  and their respective heirs, successors, assigns and affiliates (each an “Indemnified Party” and together, the “Indemnified Parties”) from and against any and all losses, deficiencies, claims, actions, liabilities, damages, assessments, judgments, obligations, penalties, awards and other liabilities, costs and expenses, including but not limited to interest, penalties and reasonable fees, disbursements and expenses of attorneys, accountants, financial and other advisors, experts and witnesses, both those incurred in connection with the defense or prosecution of the identifiable claim and those incurred in connection with the enforcement of this provision (collectively, “Damages”) caused by, based upon, resulting from or arising out of this Agreement and/or the provision of any Services by Provider, to the extent such Damages do not result from a breach of this agreement by an Indemnifying Party or from the gross negligence or willful misconduct of any such Indemnified Party, as determined in a final, non-appealable adjudication by a court of competent jurisdiction.

(b) Promptly after receipt by an Indemnified Party of notice of the commencement of any claim, action or other proceeding against it (collectively, an “Indemnified Claim”), such Indemnified Party shall provide the  Company  with written notice of the commencement thereof; provided, that no failure or delay by the Indemnified Party in giving such notice will relieve the Company from any obligation or liability under this Agreement, except and to the extent that the  Company is materially prejudiced by such failure or delay. Such notice shall describe the Indemnified Claim in reasonable detail. The Company may elect to defend, at its own expense and with counsel of its selection, reasonably satisfactory to the Indemnified Party, any Indemnified Claim unless and to the extent that (i) the Indemnified Claim seeks an order, injunction or other equitable or declaratory relief against the Indemnified Party; (ii) the Indemnified Party shall have reasonably concluded that there is an actual or potential conflict of interest between it and the Company in the conduct of such defense; (iii) the Indemnified Party shall have one or more defenses available to it that are not available to the Company; (iv) the Company shall have failed to employ counsel reasonably satisfactory to the Indemnified Party; or (v) the Company is not timely or diligently defending such Indemnified Claim after reasonable notice is provided by the Indemnifying Party of its intention to seek alternative counsel. If the Company elects to defend such Indemnified Claim, it shall within ten days (or sooner, if the nature of the Indemnified Claim so requires) notify the Indemnified Party of its intent to do so, and the Indemnified Party shall cooperate, at the expense of the Company, in the defense of such Indemnified Claim.  If the Company elects not to defend the Indemnified Claim, is not permitted to defend the Indemnified Claim by reason of this Section 6(b), fails to notify the Indemnified Party of its election as herein provided or contests its obligation to indemnify under this Agreement with respect to such Indemnified Claim, the Indemnified Party may pay, compromise or defend such Indemnified Claim at the sole cost and expense of the Company. Notwithstanding the foregoing, neither the Indemnified Party nor the Company may settle or compromise any claim over the reasonable written objection of the other; provided that the Indemnified Party may settle or compromise any Indemnified Claim as to which: (i) the Company has failed to notify the Indemnified Party of its election under this Section 6(b); (ii) the Company is contesting its indemnification obligations hereunder; or (iii) such settlement includes as an unconditional term thereof the giving by the claimant or plaintiff of a release of the Company from all liability with respect to such Indemnified Claim. Should either party unreasonably withhold, delay or condition consent to any settlement or compromise of any Indemnified Claim, that party shall be liable for all further defense related costs, including reasonable outside attorneys’ fees and expenses.  In any event, a party may participate, at its own expense, in the defense of any Indemnified Claim. If the Company chooses to defend any Indemnified Claim, the Indemnified Party shall cooperate fully in such defense and make available to the Company any books, records or other documents within its control that are necessary or appropriate for such defense. If the Indemnified Party defends the Indemnified Claim, the Company shall cooperate in such defense and shall make available to the Indemnified Party any books, records or other documents within its control that are necessary or appropriate for such defense. Any Damages of the Indemnified Party for which the Company is liable for indemnification hereunder shall be paid upon written demand therefor and any costs recovered shall be paid first to the Company to cover costs incurred in the defense.

(c) The provisions of this Section 6 shall survive the termination of this Agreement.

7. Freedom to Provide Other Services.  During the Term of this Agreement, Provider may provide the same or similar Services to or for any person or entity other than the Company, including, but not limited to, competitors or potential competitors of the Company.  If the Company identifies direct competitors of the Company who are or will become Provider’s clients and the Company is concerned with Provider’s representation of such direct competitor, the Company will contact Provider about it and Provider and the Company will decide whether representing both the Company and the direct competitor is advisable.  If the parties do not reach agreement and Provider desires to represent the direct competitor, the Company shall have the right to terminate this Agreement on at least five days’ written notice.

8. Communications. Provider makes every effort and exercises diligence to ensure that its communication systems are secure.  Nevertheless, the Company acknowledges that certain communications systems and networks which Provider may use or rely on in performing the Services may not necessarily represent a secure environment in which to conduct communications. These systems include certain telephone systems, computer networks and the Internet. The Company authorizes Provider, subject to the confidentiality provisions of Section 5, to use such systems (including sending and receiving electronic mail) for communication of sensitive information about the Company; provided reasonable precautions are taken by Provider to avoid inadvertent disclosure of the Company’s confidential information.

9. Publicity.  Provider (i)may not place advertisements in regulatory  and other trade newspapers and journals (including electronic versions thereof) describing its services to the Company and (ii) may not use the Company’s name and corporate logo in such advertising or in other promotional materials (including electronic versions thereof) describing Provider’s services.

10. Governing Law; Jurisdiction.

(a) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia with respect to contracts made and to be performed entirely therein and without regard to choice of law principles thereof.  Any controversy arising out of or relating to this Agreement shall be settled by arbitration before an arbitrator in the Commonwealth of Virginia in accordance with the then effective American Arbitration Association’s rules for resolution of commercial disputes as modified by the provisions of this Agreement.

(b) If a dispute arises with respect to this Agreement, the parties shall in good faith attempt to resolve such dispute. A demand for arbitration may be filed only if the parties in good faith fail to agree on a mutually satisfactory resolution of the dispute after 30 days.  The parties shall attempt for two weeks to agree on a single arbitrator.  If they are unable to agree, the parties shall request that the American Arbitration Association in the Commonwealth of Virginia choose an arbitrator for them.  The decision of the arbitrator shall be final, binding and non-appealable.

(c) The parties (A) consent to the exclusive jurisdiction of the state and federal courts located in the Commonwealth of Virginia for all purposes in connection with arbitration, including the entry of judgment on any award; (B) waive any objection to laying venue in any such court; (C) waive any objection that any such court is an inconvenient forum or does not have jurisdiction over any party; and (D) consent that any process, notice of motion or other application to such courts, and any papers in connection with arbitration, may be served by registered or certified mail, return receipt requested, by personal service, or in such other manner as may be permissible under the rules of the applicable court or arbitration tribunal, provided a reasonable time for appearance is allowed.

(d) The arbitrator shall have no power to alter or modify any express provision of this Agreement or to render an award, which has the effect of altering or modifying any express provision of this Agreement. The arbitrator shall be prohibited from issuing any award providing for multiple or punitive damages. The parties shall pay their own costs and attorneys’ fees associated with the arbitration.

(e) Nothing in this Agreement shall preclude either party from seeking injunctive or other equitable relief from any state or federal court of competent jurisdiction located in the Commonwealth of Virginia in order to avoid irreparable harm pending arbitration and/or to avoid rendering any arbitration award on the merits from becoming ineffectual or unenforceable.

11. Miscellaneous.

(a) If any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable provision, which, being valid, legal and enforceable, comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

(b) This Agreement contains the entire understanding of the parties relating to the subject matter of this Agreement and supersedes all prior agreements and understandings with respect to such subject matter, whether oral or written. No modification to any provision of this Agreement shall be binding unless in writing and signed by both the Company and Provider. No waiver of any rights under this Agreement will be effective unless in writing, signed by the party against whom enforcement of such waiver is sought. The waiver of a default shall not constitute a waiver of any other default, and the failure of either party to enforce any right or remedy for any one default shall not be deemed a waiver of such right or remedy if the offending party persists in such default or commits another default, nor shall such failure in any way affect the validity of the Agreement or any provision of this Agreement.

(c) All notices under this Agreement shall be sufficient if delivered by registered or certified mail, overnight mail or personal service. Any notice shall be deemed to be given only upon actual receipt or refusal of receipt to the address of the Company or Provider, as the case may be, set forth above or such other address as such party shall have specified in writing to the other party in accordance with this Section 11(c).

(d) This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original as against any party whose signature appears on such counterpart, but all of which together shall constitute but one and the same instrument.

(e) This Agreement, and any right or obligation under this Agreement, may not be assigned, transferred or delegated by either party without the express prior written consent of the other party; provided, however, that either party may, without the consent of the other party, assign or transfer this Agreement to any direct or indirect parent or subsidiary company of such party or in connection with a merger or sale of all or substantially all of the assets or stock of such party. Subject to the foregoing, this Agreement and the obligations hereunder shall be binding on the representatives, assigns, and successors of the party in question and shall inure to the benefit of the assigns and successors of such party.

Acknowledged and Agreed to:

Kelley Wendt, CPA

By:                 /S/ Kelley Wendt

Name:            Kelley Wendt, CPA

Dated:           January 29, 2016

AmpliPhi Biosciences Corporation

By:                 /S/ Philip J. Young

Name:            Philip J. Young

Title:              Chief Executive Officer & President                 Dated: January 29, 2016